ACE HARDWARE CORPORATION
LONG-TERM INCENTIVE COMPENSATION DEFERRAL OPTION PLAN

JANUARY 1, 1995
ACE HARDWARE CORPORATION

LONG-TERM INCENTIVE COMPENSATION DEFERRAL OPTION PLAN

I. PURPOSE

The purpose of this Ace Hardware Corporation Long-Term Incentive Compensation Deferral Option Plan (the "Plan") is to provide a further means whereby Ace Hardware Corporation (the "Company") may afford wealth accumulation to certain officers of the Company who have rendered and continue to render valuable service to the Company. By providing a means whereby income may be deferred into the future, the Plan will aid in attracting and retaining executives of exceptional ability.

Compensation reductions made pursuant to the Plan will be credited with interest for the benefit of each Participant. The intent of the Plan is to credit Participants' compensation deferrals with a specified rate of interest and to provide the Participants a means to accumulate supplemental funds for retirement, special needs prior to retirement or death.

II. DEFINITIONS AND CERTAIN PROVISIONS

2.1 "Agreement" means the Ace Hardware Corporation's
Long-Term Incentive Compensation Deferral Option Agreement executed between a Participant and the Company, whereby a Participant agrees to defer a portion of his/her Bonus pursuant to the provisions of the Plan, and the Company agrees to make benefit payments in accordance with the provisions of the Plan.

2.2 "Beneficiary" means the person or persons who under this Plan becomes entitled to receive a Participant's interest in the event of the Participant's death.

2.3 "Board of Directors" means the Board of Directors of Ace Hardware Corporation or any committee thereof acting within the scope of its authority.

2.4 "Bonus" means the amount(s) paid during a calendar year to a Participant under the Ace Hardware Corporation Long-Term Incentive Compensation Plan.

2.5 "Committee" means the committee appointed to manage and administer the Plan.

2.6 "Company" means Ace Hardware Corporation, a Delaware corporation and its subsidiaries and any successor in interest.

2.7 "Deferral Year" means any calendar year, 1995 through 1999.

2.8 "Deferred Benefit Account" means the account(s) maintained on the books of the Company for a Participant under this Plan. A separate Deferred Benefit Account shall be maintained for each Participant. A Participant's Deferred Benefit Account shall not constitute or be treated as a trust fund of any kind.

2.9 "Determination Date" means the date on which the amount of a Participant's Deferred Benefit Account is determined as provided in Article III hereof. The last day of a Plan year or the date of a Participant's Termination of Service shall be a Determination Date.

2.10 "Disability" means a condition, as determined by the Company, that totally and continuously prevents the Participant, for at least six consecutive months, from engaging in an "occupation" for compensation or profit. During the first twenty-four (24) months of total disability, "occupation" means the Participant's occupation at the time the disability began. After that period, "occupation" means any occupation for which the Participant is or becomes reasonably fitted by education, training or experience. Notwithstanding the foregoing, a Disability shall not exist for purposes of this Plan if the Participant fails to qualify for disability benefits under the Social Security Act, unless the Company determines, in its sole discretion, that a Disability exists.

2.11 "Effective Date" means January 1, 1995.

2.12 "Hour of Service" shall mean (1) each hour for which an employee is directly or indirectly compensated or entitled to compensation by the Company for the performance of duties during the applicable computation period; (2) each hour for which an employee is directly or indirectly compensated or entitled to compensation by the Company (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period; (3) each hour for which back pay is awarded or agreed to by the Company without regard to mitigation of damages.

2.13 "Interest Yield" means either the Retirement Interest Yield, the Termination Interest Yield, or the Death Interest Yield, as defined below:

(a) "Retirement Interest Yield" means a rate of interest equal to 120 percent of Prime.

(b) "Termination Interest Yield" means a rate of interest equal to 100 percent of Prime.

(c) "Death Interest Yield" means a rate of interest equal to 120 percent of Prime. This rate of interest shall be fixed at the time of the Participant's death.

2.14 "Participant" means an officer of the Company who is eligible to participate in the Plan pursuant to Article III, has executed an Agreement with the Company, and who has commenced Bonus reductions pursuant to such Agreement.

2.15 "Plan" means the Ace Hardware Corporation Long-Term Incentive Compensation Deferral Option Plan as amended from time-to-time.

2.16 "Prime" means the Prime Rate as of December 31st of the preceding year as reported in the Wall Street Journal.

2.17 "Retirement Date" means the date of Termination of Service of the Participant other than by reason of death or Disability on or after he/she attains either age 55 with 10 Years of Service or age 60 with 5 Years of Service or age 65.

2.18 "Termination of Service" means the Participant's cessation of his/her service with the Company for any reason whatsoever, whether voluntarily or involuntarily, including by reason of retirement, death or Disability.

2.19 "Year of Service" means any calendar year during which a Participant completes at least 1000 Hours of Service with the Company.

III. PARTICIPATION AND COMPENSATION REDUCTION

3.1 Participation. Participation in the Plan shall be limited to officers of the Company, who are eligible to participate in the Ace Hardware Corporation Long-Term Incentive Compensation Plan and who elect to participate in this Plan by filing an Agreement with the Company prior to the first day of the deferral period in which a Participant's participation commences in the Plan. The election to participate shall be effective upon receipt by the Committee of the Agreement that is properly completed and executed in conformity with the Plan.

3.2 Minimum and Maximum Deferral and Length of Participation. A Participant may elect to defer any amount of his/her Bonus including the non-vested portion, the immediate award portion and the PREP portion of the Long-Term Incentive Compensation Plan award. The amount of each portion of the Bonus award which may be deferred shall be equal to 20% to 100% (in 20% increments) of the award granted. If a Bonus award is subject to a one year vesting provision under the Long-Term Incentive Compensation Plan, the same vesting requirements shall apply to Bonus awards deferred into this Plan.

A Participant shall make an annual election for the upcoming Deferral Year by December 1st of the year preceding the Deferral Year for which the election is being made.

3.3 Timing of Deferral Credits. The amount of Bonus that a Participant elects to defer in the Agreement shall cause an equivalent reduction in his/her Bonus. Bonus deferrals shall be credited to the Participant's Deferred Benefit Account at such time as the Participant would have otherwise received or been eligible to receive the Bonus deferred pursuant to the Plan.

3.4 New Participants. A Participant who first attains such status subsequent to January 1, 1995, shall be entitled to participate in the Plan after satisfying the requirements of Section 3.1 and shall be bound by all terms and conditions of the Plan, provided, however, that this Agreement must be filed no later than thirty (30) days following his/her eligibility to participate.

3.5 Emergency Benefit; Waiver of Deferral. In the event that the Committee, upon written petition of the Participant or his/her Beneficiary, determines in its sole discretion, that the Participant or his/her Beneficiary has suffered an unforeseeable financial emergency, the Company shall pay to the Participant or his/her Beneficiary, as soon as possible following such determination, an amount, not in excess of the Participant's Deferred Benefit Account, necessary to satisfy the emergency. For purposes of this Plan, an unforeseeable financial emergency is an unanticipated emergency that is caused by an event beyond the control of the Participant or Beneficiary and that would result in severe financial hardship to the individual if the emergency distribution were not permitted. Cash needs arising from foreseeable events, such as the purchase of a residence or education expenses for children shall not be considered the result of an unforeseeable financial emergency. The Committee may also grant a waiver of the Participant's agreement to defer a stated amount of Bonus upon finding that the Participant has suffered an unforeseeable financial emergency. The waiver shall be for such period of time as the Committee deems necessary under the circumstances to relieve the hardship.

3.6 Determination of Account. Each Participant's Deferred Benefit Account as of each Determination Date shall consist of the balance of the Participant's Deferred Benefit Account as of the immediately preceding Determination Date, plus the Participant's elective deferred Bonus pursuant to Section 3.2 since the immediately preceding Determination Date. The Deferred Benefit Account of each Participant shall be reduced by the amount of all distributions, if any, made from such Deferred Benefit Account since the preceding Determination Date. The appropriate Interest Yield shall be credited on the average daily balance of the Deferred Benefit Account as of the Determination Date and since the last preceding Determination Date, but after the Deferred Benefit Account has been adjusted for any additions (including interest earnings) or distributions to be credited or deducted for each such day.

3.7 Vesting of Deferred Benefit Account. Except as provided in Section 3.2, a Participant shall be one hundred (100) percent vested in his/her Deferred Benefit Account. Notwithstanding any other provision of this Plan, a Participant shall be one hundred (100) percent vested in his/her Deferred Benefit Account at the time of retirement, death or Disability.

IV. BENEFITS

4.1 Inservice Distribution. At the time a Participant executes the Agreement, he/she may elect to receive a return of up to 50%, in 5% increments, of the annual deferrals originally made pursuant to the Plan. The return of deferral election applies solely to the Participant's deferral and not to interest credited to the Participant's Deferred Benefit Account. Each return of deferral shall be paid in a lump sum on December 1 of the year which is five (5) years after the year in which the deferral is made. A return of deferral shall only be paid prior to a Participant's Termination of Service. Any return of deferral paid shall be deemed a distribution, and shall be deducted from the Participant's Deferred Benefit Account. A separate return of deferral selection shall be made for each Deferral Year.

4.2 Retirement Benefit. Subject to Section 4.6 below, upon a Participant's Retirement Date, he/she shall be entitled to receive the amount of his/her Deferred Benefit Account determined under Section 3.6 using the Retirement Interest Yield. The form of benefit payment shall be as provided in Section 4.6.

4.3 Termination Benefit. Upon the Termination of Service of a Participant prior to his/her Retirement Date for reasons other than death or Disability, the Company shall pay to the Participant a benefit equal to the amount of his/her Deferred Benefit Account, determined under Section 3.6 hereof using the Termination Interest Yield. In calculating a Participant's Deferred Benefit Account pursuant to this Section, the Termination Interest Yield shall be utilized retroactive to the beginning of the Participant's initial deferral into this Plan. Unless otherwise directed by the Committee, the termination benefit shall be payable in a lump sum within sixty (60) days following such Termination of Service. Upon a Termination of Service, the Participant shall immediately cease to be eligible for any other benefit provided under this Plan. In the event of a Participant's Termination of Service, interest shall be credited to his/her Deferred Benefit Account through the last day of the month during which the Termination of Service occurred.

4.4 Death Benefits. Upon the death of a Participant or a retired Participant, the Beneficiary of such Participant shall receive the Participant's remaining Deferred Benefit Account. Payment of a Participant's remaining Deferred Benefit Account shall be in accordance with Section 4.6.

4.5 Disability. In the event of a Termination of Service due to Disability, which first manifests itself after the Effective Date of the Plan and prior to his/her Retirement Date, a disabled Participant may receive a benefit equal to the remaining balance, if any, of his/her Deferred Benefit Account. Such benefit shall be paid until the earliest of the following events: (i) there is no longer any balance in the Participant's Deferred Benefit Account; (ii) the Participant ceases to be disabled and resumes employment with the Company; (iii) the Participant dies. Payment of a Participant's remaining Deferred Benefit Account shall be in accordance with Section 4.6 over the number of years elected by the Participant. Disability benefits shall be treated as distributions from a Participant's Deferred Benefit Account.

4.6 Form of Benefit Payment. Upon the happening of an event described in Section 4.2, 4.4 or 4.5, the Company shall pay to the Participant or his/her Beneficiary, monthly installments payable in substantially equal amounts over the number of years elected by the Participant. For purposes of any installment payments due under this Section 4.6, Participant at the time of his/her election to defer into this Plan shall elect the number of years such payments shall be paid. The number of years installment payments may be paid shall not be fewer than five (5) years nor greater than twenty (20) years. Interest on the unpaid principal balance equal to the applicable Retirement Interest Yield in the event of a benefit payable pursuant to Section 4.2 or 4.5 or the Death Interest Yield in the event of a benefit payable pursuant to Section 4.4 will be added to the Deferred Benefit Account on each Determination Date.

During the period a Participant is receiving installment payments, the amount of the installment payments shall be based on the prevailing Interest Yield applicable at the commencement of payments, projected into the future. The amount of the installment payments shall be recomputed every three years and the installment payments shall be increased or decreased to reflect any changes in the applicable Interest Yield. Upon the death of a Participant after the commencement of benefits pursuant to Section 4.4, the remaining installment payments payable to the Beneficiary shall be fixed. The Interest Yield used to determine the installment payment amounts shall be the Death Interest Yield.

The Company may, in its sole discretion, elect to pay, at any time, a Participant's or Beneficiary's Deferred Benefit Account in a lump sum payment.

4.7 Lump Sum Settlement Option. Notwithstanding any other provision of this Plan, any Participant, retired Participant or Beneficiary who has a Deferred Benefit Account hereunder may elect to receive an immediate lump sum payment of the balance of his/her Deferred Benefit Account, reduced by a penalty equal to six percent (6%) of the Participant's, retired Participant's or Beneficiary's remaining Deferred Benefit Account. The six percent (6%) penalty shall be permanently forfeited and shall not be paid to the Participant, retired Participant, or Beneficiary. A Participant who elects to receive a lump sum payment pursuant to this Section 4.7 must forego further participation in the Plan for eighteen (18) months.

In determining the amount to be paid as a lump sum payment pursuant to this Section 4.7, the Termination Interest Yield shall be utilized. In the event that the Participant, prior to the election to receive a lump sum payment pursuant to this Section 4.7, has attained either age 55 with 10 Years of Service or age 60 with 5 Years of Service or age 65; and within one year following the election to receive the lump sum has not acted in competition with the Company either individually or as an employee of a competitor, the difference between the Deferred Benefit Account using the Retirement Interest Yield or the Death Interest Yield, if applicable and the Termination Interest Yield shall be paid to the Participant, retired Participant or Beneficiary.

4.8 Withholding; Employment Taxes. To the extent required by law in effect at the time payments are made, the Company shall withhold any taxes required to be withheld by any Federal, State or local government.

4.9 Commencement of Payments. Unless otherwise provided, commencement of payments under this Plan shall be within sixty (60) days following receipt of notice by the Committee of an event which entitles a Participant or a Beneficiary to payments under this Plan, or at such earlier date as may be determined by the Committee. All payments shall be made as of the first day of the month.

4.10 Full Payment of Benefits. Notwithstanding any other provision of this Plan, all benefits shall be paid no later than the Participant's eightieth (80th) birthday.

4.11 Recipients of Payments: Designation of Beneficiary. All payments to be made by the Company under the Plan shall be made to the Participant during his/her lifetime, provided that if the Participant dies prior to the completion of such payments, then all subsequent payments under the Plan shall be made by the Company to the Beneficiary determined in accordance with this Section 4.11. The Participant may designate a Beneficiary by filing a written notice of such designation with the Committee in such form as the Company requires and may include contingent Beneficiaries. The Participant may from time-to-time change the designated Beneficiary without the consent of such Beneficiary by filing a new designation in writing with the Committee. If no designation is in effect at the time when any benefits payable under this Plan shall become due, the Beneficiary shall be the spouse of the Participant, or if no spouse is then living, the representatives of the Participant's estate.

V. CLAIMS FOR BENEFITS PROCEDURE

5.1 Claim for Benefits. Any claim for benefits under the Plan shall be made in writing to any member of the Committee. If such claim for benefits is wholly or partially denied by the Committee, the Committee shall, within a reasonable period of time, but not later than sixty (60) days after receipt of the claim, notify the claimant of the denial of the claim. Such notice of denial shall be in writing and shall contain:

(a) The specific reason or reasons for denial of the claim;

(b) A reference to the relevant Plan provisions upon which the denial is based;

(c) A description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary; and

(d) An explanation of the Plan's claim review procedure. If no such notice is provided, the claim shall be deemed granted.

5.2 Request for Review of a Denial of a Claim for Benefits. Upon the receipt by the claimant of written notice of denial of the claim, the claimant may within ninety (90) days file a written request to the Committee, requesting a review of the denial of the claim, which review shall include a hearing if deemed necessary by the Committee. In connection with the claimant's appeal of the denial of his/her claim, he/she may review relevant documents and may submit issues and comments in writing.

5.3 Decision Upon Review of Denial of Claim for Benefits. The Committee shall render a decision on the claim review promptly, but no more than sixty (60) days after the receipt of the claimant's request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time, in which case the sixty (60) day period shall be extended to 120 days. Such decision shall:

(a) Include specific reasons for the decision;

(b) Be written in a manner calculated to be understood by the claimant; and

(c) Contain specific references to the relevant Plan provisions upon which the decision is based.

The decision of the Committee shall be final and binding in all respects on both the Company and the claimant.

VI. ADMINISTRATION

6.1 Committee. The Plan shall be administered by the Committee. Members of the Committee or agents of the Committee may be Participants under the Plan. No member of the Committee who is also a Participant shall be involved in the decisions of the Committee regarding any determination of any claim for benefit with respect to himself or herself.

6.2 General Rights, Powers, and Duties of Committee. The Committee shall be responsible for the management, operation, and administration of the Plan. The Committee may designate a Committee member or an officer of the Company as Plan Administrator. Absent such delegation, the Committee shall be the Plan Administrator. The Plan Administrator shall perform duties as designated by the Committee. In addition to any powers, rights and duties set forth elsewhere in the Plan; it shall have the following powers and duties:

(a) To adopt such rules and regulations consistent with the provisions of the Plan as it deems necessary for the proper and efficient administration of the Plan;

(b) To administer the Plan in accordance with its terms and any rules and regulations it establishes;

(c) To maintain records concerning the Plan sufficient to prepare reports, returns and other information required by the Plan or by law;

(d) To construe and interpret the Plan and resolve all questions arising under the Plan;

(e) To direct the Company to pay benefits under the Plan, and to give such other directions and instructions as may be necessary for the proper administration of the Plan;

(f) To employ or retain agents, attorneys, actuaries, accountants or other persons, who may also be Participants in the Plan or be employed by or represent the Company, as it deems necessary for the effective exercise of its duties, and may delegate to such agents any power and duties, both ministerial and discretionary, as it may deem necessary and appropriate; and

(g) To be responsible for the preparation, filing and disclosure on behalf of the Plan of such documents and reports as are required by any applicable Federal or State law.

6.3 Information to be Furnished to Committee. The Company shall furnish the Committee such data and information as it may require. The records of the Company shall be determinative of each Participant's period of employment, termination of employment and the reason therefor, leave of absence, reemployment, Years of Service, personal data, and Bonus deferrals. Participants and their Beneficiaries shall furnish to the Committee such evidence, data, or information, and execute such documents as the Committee requests.

6.4 Responsibility. No member of the Committee of the Company shall be liable to any person for any action taken or omitted in connection with the administration of this Plan unless attributable to his/her own fraud or willful misconduct. The Company agrees to defend, indemnify and hold each Committee member harmless from any and all damages, losses or costs (including reasonable attorney's fees) which occur by reason of, arise out of, or are incidental to the implementation or administration of the Plan unless attributable to his/her own willful fraud or willful misconduct.

6.5 Committee Review. Any action on matters within the discretion of the Committee shall be final and conclusive as to all Participants, retired Participants, Beneficiaries and other persons claiming rights under the Plan. The Committee shall exercise all of the powers, duties and responsibilities set forth hereunder in its sole discretion.

VII. AMENDMENT AND TERMINATION

7.1 Amendment. The Plan may be amended in whole or in part by the Board of Directors at any time. Notice of any such amendment shall be given in writing to the Committee and to each Participant and each Beneficiary. No amendment shall decrease the value of a Participant's Deferred Benefit Account.

7.2 Company's Right to Terminate. The Board of Directors may terminate the Plan and/or the Agreements pertaining to the Participant at any time after the Effective Date of the Plan. In the event of any such termination, the Participant or Beneficiary shall be entitled to the amount of his/her Deferred Benefit Account determined under Section 3.6, using the Retirement Interest Yield as of the date of termination of the Plan and/or his/her Agreement. Such benefit shall be paid to the Participant in monthly installments over a period of no more than fifteen (15) years, except that the Company, in its sole discretion, may pay out such benefit in a lump sum or in installments over a period shorter than fifteen (15) years.

VIII. MISCELLANEOUS

8.1 No Implied Rights; Rights on Termination of Service. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, retired Participant, Beneficiary, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Company in accordance with the terms and provisions of the Plan. Except as expressly provided in this Plan, the Company shall not be required or be liable to make any payment under the Plan.

8.2 No Right to Company Assets. Neither the Participant nor any other person shall acquire by reason of the Plan any right in or title to any assets, funds or property of the Company whatsoever including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the Company, in its sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be payable from the general assets of the Company. The Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of the Company. Nothing contained in the Plan constitutes a guarantee by the Company that the assets of the Company shall be sufficient to pay any benefit to any person.

8.3 No Employment Rights. Nothing herein shall constitute a contract of employment or of continuing service or in any manner obligate the Company to continue the services of the Participant, or obligate the Participant to continue in the service of the Company, or as a limitation of the right of the Company to discharge any of its employees, with or without cause. Nothing herein shall be construed as fixing or regulating the Bonus payable to the Participant.

8.4 Offset. If, at the time payments or installments of payments are to be made hereunder, the Participant, retired Participant or the Beneficiary are indebted or obligated to the Company, then the payments remaining to be made to the Participant, retired Participant, or the Beneficiary may, at the discretion of the Company, be reduced by the amount of such indebtedness or obligation, provided, however, that an election by the Company not to reduce any such payment or payments shall not constitute a waiver of its claim for such indebtedness or obligation.

8.5 Non-assignability. Neither the Participant nor any other person shall have any voluntary or involuntary right to commute, sell, assign, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are expressly declared to be unassignable and non-transferable. No part of the amounts payable shall be, prior to actual payment, subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by the Participant or any other person, or be transferable by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency.

8.6 Gender and Number. Wherever appropriate herein, the masculine may mean the feminine and the singular may mean the plural or vice versa.

8.7 Notice. Any notice required or permitted to be given under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, and if given to the Company, delivered to the principal office of the Company, directed to the attention of the Committee. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

8.8 Governing Laws. The Plan shall be construed and administered according to the laws of the State of Illinois.

IN WITNESS WHEREOF, the Company has adopted this Ace Hardware Corporation LONG- TERM INCENTIVE COMPENSATION DEFERRAL OPTION PLAN as of January 1, 1995.

Ace Hardware Corporation

By: David F. Hodnik

Its: President & CEO

FIRST AMENDMENT

Ace Hardware Corporation
Long-Term Incentive Compensation Deferral Option Plan

Pursuant to Section 7.1 of the Ace Hardware Corporation Long-Term Incentive Compensation Deferral Option Plan (the "Plan"), effective December 5, 1995, the Company hereby amends and restates Section 3.2 of the Plan to read as follows:

3.2  Minimum and Maximum Deferral and Length of Participation. A Participant may elect to defer any amount of his/her Bonus including the non-vested portion, the immediate award portion and the PREP portion of Long-Term Incentive Compensation Plan award. The amount of each portion of the Bonus award which may be deferred shall be equal to 20% to 100% (in 20% increments) of the award granted. If a Bonus award is subject to a one year vesting provision under the Long-Term Incentive Compensation Plan, the same vesting requirements shall apply to Bonus awards deferred into this Plan.

A Participant shall make an annual election for the upcoming Deferral Year by December 15th of the year preceding the Deferral Year for which the election is being made.

Section 3.2 is the only Section affected by this Amendment.

Ace Hardware Corporation

By: David F. Hodnik

Its: President and Chief Executive Officer

SECOND
AMENDMENT

Ace Hardware Corporation
Long-Term Incentive Compensation Deferral Option Plan

Pursuant to Section 7.1 of the Ace Hardware Corporation Long-Term Incentive Compensation Deferral Option Plan (the "Plan"), effective March 23, 1999, the Company hereby amends and restates Section 4.6 of the Plan to read as follows:

4.6    Form of Benefit Payment. Upon the happening of an event described in Section 4.2, 4.4, or 4.5, the Company shall pay to the Participant or his/her Beneficiary, monthly installments payable in substantially equal amounts over the number of years elected by the Participant in accordance with his/her initial Agreement, except as otherwise provided in this Section 4.6. The number of years installment payments may be paid shall not be fewer than five (5) years, nor greater then twenty (20) years. Interest on the unpaid principal balance equal to the applicable Retirement Interest Yield in the event of a benefit payable pursuant to Section 4.2 or 4.5 or the Death Interest Yield in the event of a benefit payable pursuant to Section 4.4 will be added to the Deferred Benefit Account on each Determination Date.

Upon the written request by a Participant, filed with the Committee at least three hundred sixty-seven (367) days prior to his/her Retirement Date, the Committee may, in its sole discretion, allow a Participant to change the number of years installment payments are paid. Any change in the number of years installment payments are to be paid shall apply to all installment payments due a Participant and still must be paid over no fewer than five (5) years and no greater than twenty (20) years.

During the period a Participant is receiving installment payments, the amount of the installment payments shall be based on the prevailing Interest Yield applicable at the commencement of payments, projected into the future. The amount of the installment payments shall be recomputed every three (3) years and the installment payments shall be increased or decreased to reflect any changes in the applicable Interest Yield. Upon the death of a Participant after the commencement of benefits pursuant to Section 4.4, the remaining installment payments payable to the Beneficiary shall be fixed. The Interest Yield used to determine the installment payment amounts shall be the Death Interest Yield.

The Company may, in its sole discretion, elect to pay, at any time, a Participant's or Beneficiary's Deferred Benefit Account in a lump sum payment.

Section 4.6 is the only Section affected by this Amendment.

Ace Hardware Corporation

By: David F. Hodnik

Its: President & CEO

THIRD AMENDMENT

Ace Hardware Corporation
Long-Term Incentive Compensation Deferral Option Plan
Effective January 1, 1995

Pursuant to Section 7.1 of the Ace Hardware Corporation Long-Term Incentive Compensation Deferral Option Plan (the "Plan"), effective January 1, 2002, the Company hereby amends and restates the following sections of the Plan to read as follows:

2.13 (a)  "Retirement Interest Yield" means, (i) for a Participant prior to the Retirement Date, a rate of interest equal to 120 percent of Prime, and (ii) for a Participant after the Retirement Date or during a period of Disability, a rate of interest per annum as approved annually under the Ace Hardware Corporation Restated Officers Incentive Plan. The rate under Section 2.13 (a) (ii) shall be effective the first day of each calendar year.

2.13 (c)  "Death Interest Yield" means, (i) prior to the Retirement Date, a rate of interest equal to 120 percent of Prime, and (ii) after the Retirement Date, a rate of interest per annum, as approved annually under the Ace Hardware Corporation Restated Officers Incentive Plan. The rate under Section 2.13 (c) (ii) shall be effective the first day of each calendar year. This rate of interest shall be fixed at the time of the Participant's death.

4.6 (third paragraph only) During the period a Participant is receiving installment payments, the amount of the installment payments shall be based on the prevailing Interest Yield applicable at the commencement of payments, projected into the future. Installment payments for current Participants receiving payments as of January 1, 2002, shall be recomputed at the end of their current installment term. Thereafter, the amount of the installment payments shall be recomputed at the time of any change in the Interest Yield pursuant to Section 2.13 and the installment payments shall be increased or decreased to reflect any changes in the applicable Interest Yield. Upon the death of a Participant after the commencement of benefits pursuant to Section 4.4, the remaining installment payments payable to the Beneficiary shall be fixed, and the Interest Yield used to determine these installment payment amounts shall be the Death Interest Yield.

 Sections 2.13 and 4.6 are the only Sections affected by this Amendment.

Ace Hardware Corporation

By: David F. Hodnik

Its: President & CEO